CPFL ENERGIA S.A.
AND
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Depositary
AND
OWNERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY RECEIPTS
Amended and Restated Deposit Agreement
Dated as of                     , 2009

          AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of                     , 2009 among CPFL ENERGIA S.A., a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil (herein called the “Issuer”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as depositary hereunder and any successor as depositary hereunder (herein called the “Depositary”), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued hereunder (herein called the “Deposit Agreement”), amending and restating the deposit agreement, dated as of September 28, 2004 (herein called the “Original Deposit Agreement”), by and among the Issuer, Deutsche Bank Trust Company Americas (as successor to The Bank of New York) as depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder.
W I T N E S S E T H :
          WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Issuer from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and
          WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;
          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Deposit Agreement, it is agreed by and between the parties hereto as follows:
ARTICLE 1. DEFINITIONS.
          The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

     SECTION 1.1 American Depositary Shares.
          The term “American Depositary Shares” shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.
     SECTION 1.2 Article; Section.
          Wherever references are made in this Deposit Agreement to an “Article” or “Articles” or to a “Section” or “Sections”, such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.
     SECTION 1.3 Brazil.
          The term “Brazil” shall mean the Federative Republic of Brazil.
     SECTION 1.4 Beneficial Owner
          The term “Beneficial Owner” shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt. A Beneficial Owner of American Depositary Shares may or may not be the Owner of the Receipt evidencing those American Depositary Shares.
     SECTION 1.5 BM&F BOVESPA.
          The term “BM&F BOVESPA” shall mean the Novo Mercado listing segment of the São Paulo Stock Exchange (BM&F BOVESPA S.A. — Bolsa de Valores, Mercadorias e Futuros).
     SECTION 1.6 Central Bank.
          The term “Central Bank” shall mean the Banco Central do Brasil or any successor governmental agency in Brazil.

     SECTION 1.7 Commission.
          The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.
     SECTION 1.8 Custodian.
          The term “Custodian” shall mean the City of Osasco, State of São Paulo, Brazil office of Banco Bradesco S.A., as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute custodian hereunder, as the context shall require.
     SECTION 1.9 CVM.
          The term “CVM” shall mean the Comissão de Valores Mobiliários, the Brazilian National Securities Commission, or any successor governmental agency in Brazil.
     SECTION 1.10 Delivery; Deposit; Surrender; Transfer; Withdraw.
          The terms “deliver”, “delivery” and “deposit” shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery or deposit of such security by means of book-entry transfer, as appropriate, including, without limitation, through DRS/Profile. With respect to DRS/Profile Receipts, the terms “execute”, “issue”, “register”, “surrender”, “transfer”, “withdrawal” or “cancel” refer to applicable entries or movements to or within DRS/Profile.
     SECTION 1.11 Deposit Agreement.
          The term “Deposit Agreement” shall mean this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.
     SECTION 1.12 Depositary; Corporate Trust Office.
          The term “Depositary” shall mean Deutsche Bank Trust Company Americas, a New York banking corporation and any successor as depositary hereunder. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 60 Wall Street, New York, New York 10005.

     SECTION 1.13 Deposited Securities.
          The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.
     SECTION 1.14 Dollars.
          The term “Dollars” shall mean United States dollars.
     SECTION 1.15 DRS/Profile.
          The term “DRS/Profile” means the system for the uncertificated registration of ownership of securities pursuant to which ownership of American Depositary Shares is maintained on the books of the Depositary without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of DTC and the Depositary. Ownership of American Depositary Shares held in DRS/Profile is evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.
     SECTION 1.16 DTC.
          The term “DTC” shall mean the Depository Trust Company.
     SECTION 1.17 Estatuto Social.
          The term “Estatuto Social” shall mean the constitutive documents of the Issuer, as may be amended from time to time.
     SECTION 1.18 Foreign Registrar.
          The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Issuer for the transfer and registration of Shares.
     SECTION 1.19 Issuer.
          The term “Issuer” shall mean CPFL ENERGIA S.A., incorporated under the laws of Brazil, and its successors.
     SECTION 1.20 Owner.
          The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

     SECTION 1.21 Receipts.
          The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares. References to Receipts shall include physical certificated Receipts as well as American Depositary Shares issued through DRS/Profile, unless the context otherwise requires.
     SECTION 1.22 Registrar.
          The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.
     SECTION 1.23 Restricted Securities.
          The term “Restricted Securities” shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 under the Securities Act) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or Brazil, or under a shareholder agreement or the Estatuto Social.
     SECTION 1.24 Securities Act.
          The term “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.
     SECTION 1.25 Shares.
          The term “Shares” shall mean common shares in registered form of the Issuer, heretofore validly issued and outstanding and fully paid, nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding Shares or interim certificates representing such Shares; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the Shares of the Issuer, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.
ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.
     SECTION 2.1 Form and Transferability of Receipts.
          Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered, in the case of definitive Receipts, and each Receipt issued through the DRS/Profile, in either case as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary and, if applicable, a Registrar who was at any time a proper signatory of the Depositary or, if applicable, such Registrar shall bind the Depositary or, if applicable, such Registrar, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.
          The Receipts may, upon the request or with the prior consent of the Issuer, be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.
          Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, to the extent available by the Depositary, American Depositary Shares shall be evidenced by Receipts issued through DRS/Profile unless certificated Receipts are specifically requested by the Owner. Owners and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or issued through DRS/Profile.
          Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.
     SECTION 2.2 Deposit of Shares.
          Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to the Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form reasonably satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Brazil that is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument reasonably satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be reasonably satisfactory to the Depositary.
          At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.
          Upon each delivery to the Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, the Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Issuer or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or the Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made).
          Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine. The Depositary agrees to instruct the Custodian to place all Shares accepted for deposit under this Deposit Agreement into an account or accounts separate from any other Shares of the Issuer that may be held by the Custodian.
     SECTION 2.3 Execution and Delivery of Receipts.
          Upon receipt by the Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Issuer or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Issuer that any Deposited Securities have been recorded upon the books of the Issuer or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or the Custodian or its nominee), together with the other documents required as above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from the Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.
     SECTION 2.4 Transfer of Receipts; Combination and Split-up of Receipts.
          The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by, or in the case of DRS/Profile Receipts receipt by the Depositary of, proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.
          The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.
          Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is otherwise a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities. Alternatively, the Depositary may, with the Issuer’s approval, and shall, if the Issuer shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Issuer, furnished at the expense of the Issuer, satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities and/or corporate change. The Issuer agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, with the Issuer’s approval, and shall, if the Issuer requests, subject to receipt of an opinion of counsel to the Issuer, furnished at the expense of the Issuer, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. Except in the case of its gross negligence or bad faith, the Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Owners in general or to any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

          The Depositary may, upon at least 20 days’ prior written notice to the Issuer, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. The Depositary shall require that each co-transfer agent it appoints under this Section 2.4 give written notice to the Depositary and the Issuer accepting such appointment and agreeing to abide by the applicable terms of this Deposit Agreement.
          At the request of an Owner, the Depositary shall, for the purpose of substituting a certificated Receipt with a Receipt issued through DRS/Profile, or vice versa, execute and deliver a certificated Receipt or DRS/Profile statement, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or DRS/Profile statement, as the case may be, substituted.
     SECTION 2.5 Surrender of Receipts and Withdrawal of Shares.
          Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement and any provisions of the Deposited Securities and other applicable laws, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) Shares in the name of such Owner or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such

Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.
          A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the office of the Custodian, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.
          At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.
     SECTION 2.6 Limitations on Execution and Delivery, Transfer and Surrender of Receipts.
          As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with any laws or governmental regulations in Brazil or the United States relating to the execution and delivery of Receipts or Shares or to the withdrawal of Deposited Securities and the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.
          The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Issuer are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of Section 7.7 hereof. Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at the time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as then in effect, or any successor provision thereto.
          Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares. The Depositary will comply with the reasonable written instructions of the Issuer that the Depositary will not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be reasonably specified in such instructions in order to facilitate the Issuer’s compliance with United States or Brazilian securities laws.
     SECTION 2.7 Lost Receipts, etc.
          In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt (which, in the discretion of the Depositary may be issued through DRS/Profile unless specifically requested otherwise) of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.
     SECTION 2.8 Cancellation and Destruction of Surrendered Receipts.
          All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled, provided the Depositary maintains a record of destroyed Receipts. The Depositary shall make the record of cancelled and destroyed Receipts available to the Issuer upon its reasonable written request.
     SECTION 2.9 Pre-Release of Receipts.
          Unless requested in writing by the Issuer to cease doing so, the Depositary may, notwithstanding Section 2.3 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 (“Pre-Release”). The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
          The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
     SECTION 2.10 Maintenance of Records
          The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and of cancelled or destroyed Receipts under Section 2.8, in keeping with procedures ordinarily followed by stock transfer agents located in New York City or as required by the laws or regulations governing the Depositary.
ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS.
     SECTION 3.1 Filing Proofs, Certificates and Other Information.
          Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Issuer may reasonably require by written request to the Depositary consistent with its obligations under this Deposit Agreement. The Depositary may, and at the reasonable written request of the Issuer shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall, upon the Issuer’s reasonable written request, as promptly as practicable, provide to the Issuer copies of any such written proof or information that it receives, unless that disclosure is prohibited by applicable law. The Issuer may from time to time request Owners to provide information as to the capacity in which such Owners hold Receipts and regarding the identity of any other persons then interested in such Receipts and the nature of such interest. Each Owner agrees to provide any information reasonably requested by the Issuer or the Depositary pursuant to this Section 3.1.
     SECTION 3.2 Liability of Owner or Beneficial Owner for Taxes.
          If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.
     SECTION 3.3 Warranties on Deposit of Shares.
          Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding Shares, (ii) such Shares are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (iii) the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts. If any such representations and warranties are false in any way, the

Issuer and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.
     SECTION 3.4 Compliance with Information Requests.
          Notwithstanding any other provision of this Deposit Agreement, the Estatuto Social of the Issuer and applicable law, each Owner and Beneficial Owner agrees to (a) provide such information as the Issuer or the Depositary may request pursuant to law including, without limitation, relevant Brazilian law, any applicable law of the United States, rules and requirements of BM&F BOVESPA, the Estatuto Social of the Issuer, any resolutions of the Issuer’s board of directors adopted pursuant to such Estatuto Social, the requirements of any markets or exchanges upon which the Shares, American Depositary Shares or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the American Depositary Shares or Receipts may be transferred, and (b) be bound by and subject to applicable provisions of the laws of Brazil, the Estatuto Social of the Issuer and the requirements of any markets or exchanges upon which the American Depositary Shares, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the American Depositary Shares, Receipts or Shares may be transferred, to the same extent as if such Owner and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Owners or Beneficial Owners at the time such request is made. The Depositary agrees to use its reasonable efforts to promptly forward upon the request of the Issuer, and at the Issuer’s expense, any such request from the Issuer to the Owners and to promptly forward to the Issuer any such responses to such requests received by the Depositary.
     SECTION 3.5 Delivery of Information to the CVM, the Central Bank and the BM&F BOVESPA.
          The Depositary, the Custodian and the Issuer shall comply with Brazil’s Monetary Council Resolution No. 1,927, dated as of May 18, 1992, in its third article, paragraph three, of the Regulation Annex V, and agree to furnish to the CVM, the Central Bank and the BM&F BOVESPA, whenever required and within the period that may be determined, information or documents related to the approved Receipts program, the Deposited Securities and distributions thereon. The Depositary and the Custodian are hereby authorized to release such information or documents and any other information as required by local regulation, law or regulatory body request. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or the Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil liabilities as a result of the Issuer having failed to provide such information or documents reasonably available only through the Issuer, the Depositary shall have the right to terminate this Deposit Agreement, upon at least 30 days’ prior written notice to the Owners and the Issuer, and the Depositary shall not be subject to any liability hereunder on account of such termination or such determination. The effect of any such termination of this Deposit Agreement shall be as provided in Section 6.2.
     SECTION 3.6 Reporting Obligations and Regulatory Approvals.
          Applicable laws and regulations, including those of the Central Bank, the CVM, the BM&F BOVESPA and the Novo Mercado listing segment may require holders and beneficial owners of Shares, including the Owners and Beneficial Owners of American Depositary Shares, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Owners and Beneficial Owners of American Depositary Shares are solely responsible for complying with such reporting requirements and obtaining such approvals. Each Owner and each Beneficial Owner hereby agrees to file such reports and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Issuer or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Owners or Beneficial Owners to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
ARTICLE 4. THE DEPOSITED SECURITIES.
     SECTION 4.1 Cash Distributions.
          Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, as promptly as practicable and subject to the provisions of Section 4.5, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Issuer or its agent will remit to the appropriate governmental agency in Brazil all amounts withheld and owing to such agency. The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.
     SECTION 4.2 Distributions Other Than Cash, Shares or Rights.
          Whenever the Issuer intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Issuer shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution and shall indicate whether or not it wishes such distribution to be made to Owners of American Depositary Shares. Upon receipt of a notice indicating that the Issuer wishes such distribution be made to Owners of American Depositary Shares, the Depositary shall determine whether such distribution to Owners is lawful and practicable. The Depositary shall not make such distribution unless (i) the Issuer shall have timely requested the Depositary to make such distribution to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.
          As soon as practicable, upon receipt of satisfactory documentation and the request of the Issuer to distribute property to Owners of American Depositary Shares and after making the requisite determinations set forth in (a) above, the Depositary may distribute the property so received to the Owners of record as of the American Depositary Shares record date, in proportion to the number of American Depositary Shares held by such Owners respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes and other governmental charges withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.
          If (i) the Issuer does not request the Depositary to make such distribution to Owners or requests not to make such distribution to Owners, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable or feasible, the Depositary shall, after consultation with the Issuer, endeavor to sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the net proceeds, if any, of such sale received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Owners as of the American Depositary Shares record date upon the terms of Section 4.1, provided that no distribution to Owners pursuant to this Section 4.2 shall be unreasonably delayed solely by any action of the Depositary. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Owners and Beneficial Owners shall have no rights thereto or arising therefrom.
     SECTION 4.3 Distributions in Shares.
          If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of

Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees of the Depositary as provided in Section 5.9.
          The Depositary shall not make such distribution unless (i) the Issuer shall have timely requested the Depositary to make such distribution to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.
          In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, if any, all in the manner and subject to the conditions described in Section 4.1. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Notwithstanding the foregoing, in the event that the Depositary determines that a distribution in Shares may not be legally made to some or all Owners, the Depositary may sell such Shares and shall remit the net proceeds thereof, if any, after deduction of the Depositary’s fees and expenses as provided in Section 5.9 hereof, to the Owners entitled thereto as in the case of a distribution in cash.
     SECTION 4.4 Rights.
          In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Issuer shall give reasonably adequate notice thereof to the Depositary prior to the proposed distribution stating whether or not it wishes such rights to be made available to Owners of American Depositary Shares. Upon receipt of a notice indicating that the Issuer wishes such rights to be made available to Owners of American Depositary Shares, the Depositary shall consult with the Issuer to determine, and the Issuer shall determine, whether it is lawful and reasonably practicable to make such rights available to the Owners. The Depositary shall make such rights available to Owners only if (i) the Issuer shall have provided reasonably adequate notice under the circumstances that such rights be made available to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable.
          The Depositary, after consultation with the Issuer, shall, subject to Brazilian law and the provisions of the Issuer’s by-laws as notified to the Depositary by the Issuer, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its reasonable discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it reasonably determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
          In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.
          If the Depositary has distributed warrants or other instruments for rights to all Owners or to certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.
          If the Depositary determines in its reasonable discretion that it is not lawful and feasible to make such rights available to all Owners or to certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.
          The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to Owners or are registered under the provisions of such Act. Nothing in this Deposit Agreement shall create any obligation on the part of the Issuer to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received (at the Issuer’s expense) (i) an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration and (ii) an opinion of Brazilian counsel (reasonably satisfactory to the Depositary) stating that making the transaction available to Owners and

Beneficial Owners does not violate the laws or regulations of Brazil and that all requisite regulatory consents and approvals have been obtained in Brazil.
          The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
     SECTION 4.5 Conversion of Foreign Currency.
          Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.
          If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
          If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency)

received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
          If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
     SECTION 4.6 Fixing of Record Date.
          Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date which date shall, to the extent practicable, be the same date as, or as near as practicable to, the record date (if any) applicable to the Deposited Securities (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.
     SECTION 4.7 Voting of Deposited Securities.
          Upon receipt of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, if requested by the Issuer in writing and in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) the Depositary shall, as soon as practicable thereafter and at the Issuer’s expense, unless otherwise agreed in writing between the Issuer and the Depositary, and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Issuer and the Depositary in writing from time to time) or otherwise distribute to, the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the laws of Brazil and of the Estatuto Social, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the second-to-last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated to the Issuer. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, (the “Instruction Date”) the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Issuer with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares. There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.
          Notwithstanding the above, save for applicable provisions of Brazilian law, and in accordance with the terms of Section 5.3, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities.
     SECTION 4.8 Changes Affecting Deposited Securities.
          In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, if any, the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
     SECTION 4.9 Reports.
          The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer. The Depositary shall also, upon written request, send to the Owners copies of such reports furnished by the Issuer pursuant to Section 5.6. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.
     SECTION 4.10 Lists of Owners.
          Promptly upon request by the Issuer, the Depositary shall, at the expense of the Issuer, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.
     SECTION 4.11 Withholding.
          In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, after consultation with the Issuer to the extent practical, by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.
          The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental authorities or agencies. The Depositary, the Custodian or the Issuer or any of their agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and other distributions in respect of Deposited Securities and to obtain other benefits under any applicable tax treaties for the Owners following the review and approval of such reports by the Issuer and its advisors.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIAN AND THE ISSUER.
     SECTION 5.1 Maintenance of Office and Transfer Books by the Depositary.
          Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.
          The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.
          The Issuer shall have the right at all reasonable times to (i) inspect transfer and registration records of the Depositary or its agent and take copies thereof and (ii) require the Depositary or its agent, the Registrar and any co-transfer agents or co-registrars to supply promptly copies of such portions of such records as the Issuer may reasonably request.
          The Depositary may, with notice to the Issuer if other than in the ordinary course of business, close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable written request of the Issuer or if the suspension of the registration of transfer is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or for any other reason.
          If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, upon at least 20 days’ prior written notice to the Issuer, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

     SECTION 5.2 Prevention or Delay in Performance by the Depositary or the Issuer.
          Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or shall incur any liability to any Owner or Beneficial Owner for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise, or by reason of any provision of any present or future law or regulation of the United States, Brazil or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Estatuto Social, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Issuer shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.
     SECTION 5.3 Obligations of the Depositary, the Custodian and the Issuer.
          Each of the Issuer and its directors, officers, employees, agents and affiliates assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that the Issuer agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

          Each of the Depositary and its directors, officers, employees, agents and affiliates assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence or bad faith.
          Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.
          Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.
          The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.
          Neither the Issuer nor the Depositary shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

          In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages.
          No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.
     SECTION 5.4 Resignation and Removal of the Depositary.
          The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided and the receipt of any required approvals of the Brazilian National Securities Commission.
          The Depositary may at any time be removed by the Issuer by 60 days prior written notice of such removal, which shall become effective upon the later to occur of (i) the 60th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided and the receipt of any required approvals of the Brazilian National Securities Commission.
          In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its reasonable best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

          Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.
     SECTION 5.5 The Custodian.
          The Custodian or its successor shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by written notice of such resignation delivered to the Depositary at least 60 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary, in consultation with the Issuer, shall, promptly after receiving such notice, appoint a substitute custodian, which shall thereafter be the Custodian hereunder. The Depositary may discharge the Custodian any time upon notice to the Custodian being discharged. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute custodian, which shall thereafter be the Custodian hereunder, subject to the receipt of any required approvals of the Brazilian National Securities Commission. Upon demand of the Depositary, the Custodian shall deliver such of the Deposited Securities or evidence of ownership and title of the Deposited Securities held by it as are requested of it to the substitute custodian. The substitute custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. The Depositary agrees with the Issuer that at no time shall there be more than one Custodian acting in connection with this Deposit Agreement.
          Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

     SECTION 5.6 Notices and Reports.
          On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.
          The Issuer will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares. If requested in writing by the Issuer, the Depositary will arrange for the mailing, at the Issuer’s expense, of copies of such notices, reports and communications to all Owners. The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.
     SECTION 5.7 Distribution of Additional Shares, Rights, etc.
          The Issuer agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, (each a “Distribution”) the Issuer will promptly notify the Depositary of the Distribution and, if requested in writing by the Depositary, promptly furnish, at the Issuer’s expense, to the Depositary a written opinion from U.S. counsel for the Issuer, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a registration statement is required, such counsel shall furnish, at the Issuer’s expense, to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such Distribution.
          The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under common control with the Issuer will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Issuer or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act or the Issuer furnishes (at its own expense) the Depositary with an opinion of U.S. counsel for the Issuer that is reasonably satisfactory to the Depositary to the effect that upon deposit the Shares will be eligible for public resale in the United States without further registration of the Shares under the Securities Act.
     SECTION 5.8 Indemnification.
          The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and the Custodian against, and hold each of them harmless from, any loss, liabilities, taxes, costs, claims, judgments, proceedings, actions, demands and any charges or expenses of any kind whatsoever (including, but not limited to, reasonable attorney’s fees and expenses and, in each case, irrevocable value added tax and any similar tax charged or otherwise imposed in respect thereof) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.
          The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.
          Notwithstanding the above, in no event shall the Depositary, the Issuer or any of their respective directors, officers, employees, agents and/or affiliates be liable for any indirect, special, punitive or consequential damages.
          If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a “Proceeding”) in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the “Indemnitee”) shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the “Indemnitor”) of such Proceeding. The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee’s ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor’s ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to the Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney’s fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee). The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party’s consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

     SECTION 5.9 Charges of Depositary.
          The Issuer, the Owners, the Beneficial Owners, and persons depositing Shares or surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively as provided for under Article (7) of the Receipt; provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the American Depositary Shares are listed. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Issuer, but, in the case of fees and charges payable by Owners and Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.
          The Depositary and the Issuer may reach separate agreement in relation to the payment of any additional remuneration to the Depositary in respect of any exceptional duties which the Depositary finds necessary or desirable and agreed by both parties in the performance of its obligations hereunder and in respect of the actual costs and expenses of the Depositary in respect of any notices required to be given to the Owners in accordance with Section 6.1 hereof and Article (20) of the Receipt.
     SECTION 5.10 Retention of Depositary Documents.
          The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.
     SECTION 5.11 Exclusivity.
          The Issuer agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as Deutsche Bank Trust Company Americas is acting as Depositary hereunder.
     SECTION 5.12 List of Restricted Securities Owners.
          The Issuer shall provide to the Depositary a list setting forth, to the actual knowledge of the Issuer, those persons or entities who beneficially own Restricted Securities as of the date hereof and the Issuer shall update that list as changes occur. The Issuer agrees to advise in writing each of the persons or entities so listed that such Restricted Securities, so long as they remain such, are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.
ARTICLE 6. AMENDMENT AND TERMINATION.
     SECTION 6.1 Amendment.
          The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary without the consent of Owners and Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
     SECTION 6.2 Termination.
          The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at least 60 days shall have expired since the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and with respect to its obligations pursuant to Section 5.8 hereof. Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

ARTICLE 7. MISCELLANEOUS.
     SECTION 7.1 Counterparts.
          This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Owner or Beneficial Owner during business hours.
     SECTION 7.2 No Third Party Beneficiaries.
          This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.
     SECTION 7.3 Severability.
          In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.
     SECTION 7.4 Owners and Beneficial Owners as Parties; Binding Effect.
          The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or any interest therein.
     SECTION 7.5 Notices.
          Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to CPFL Energia S.A., Rua Gomes de Carvalho, 1,510, 14° Andar- Cj 1402 CEP 04547-005 Vila Olímpia – São Paulo, São Paulo, Brazil, Attention: Chief Financial Officer, or any other place to which the Issuer may have transferred its principal office.
          Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention: ADR Department, or any other place to which the Depositary may have transferred its Corporate Trust Office.
          Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.
          Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.
     SECTION 7.6 Governing Law.
          This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.
     SECTION 7.7 Compliance with U.S. Securities Laws.
          Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

     SECTION 7.8 Submission to Jurisdiction; Appointment of Agent for Service of Process.
          The Issuer hereby (i) irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, in the State of New York, as the Issuer’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Issuer further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force. In the event the Issuer fails to continue such designation and appointment in full force and effect, the Issuer hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Issuer at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.
     SECTION 7.9 Waiver of Immunities.
          To the extent that the Issuer or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the

Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, the Issuer, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

          IN WITNESS WHEREOF, CPFL ENERGIA S.A. and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or any interest therein.

CPFL ENERGIA S.A.
By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary
By:
Name:
Title:

By:
Name:
Title:

Exhibit A to Deposit Agreement

No.

AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents three (3) deposited Shares)
DEUTSCHE BANK TRUST COMPANY AMERICAS
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES, WITH NO PAR VALUE, OF
CPFL ENERGIA S.A.
(INCORPORATED UNDER THE LAWS OF
THE FEDERATIVE REPUBLIC OF BRAZIL)
          Deutsche Bank Trust Company Americas as depositary (hereinafter called the “Depositary”), hereby certifies that                     , or registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited common shares (herein called “Shares”) of CPFL Energia S.A., a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil (herein called the “Issuer”). At the date hereof, each American Depositary Share represents three (3) Shares which are either deposited or subject to deposit under the deposit agreement at the City of Osasco, State of São Paulo, Brazil office of Banco Bradesco S.A. (herein called the “Custodian”). The Depositary’s Corporate Trust Office is located at 60 Wall Street, New York, New York 10005.
THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS
60 WALL STREET, NEW YORK, NEW YORK 10005

1. THE DEPOSIT AGREEMENT.
     This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of                                         , 2009, as the same may be amended from time to time in accordance with its terms (herein called the “Deposit Agreement”), by and among the Issuer, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt or any interest therein agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.
     Each Owner and each Beneficial Owner, upon acceptance of any American Depositary Shares (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable Receipt(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable Receipt(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable Receipt(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.
     The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the American Depositary Shares into DTC. Each Beneficial Owner of American Depositary Shares held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such American Depositary Shares. The Receipt evidencing the American Depositary Shares held through DTC will be registered in the name of a nominee of DTC. So long as the American Depositary Shares are held through DTC or unless otherwise required by law, ownership of beneficial interests in the Receipt registered in the name of DTC (or its nominee) will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC (or its nominee), or (ii) DTC Participants (or their nominees).
2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.
     Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement and any provisions of the Deposited Securities and other applicable laws, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) Shares in the name of the Owner hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities or (iv) any other reason that may at the time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as then in effect, or any successor provision thereto.
3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.
     Subject to the terms and conditions of the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with any laws or governmental regulations in Brazil or the United States relating to the execution and delivery of Receipts or Shares or to the withdrawal of Deposited Securities and the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.
     The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Issuer are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to Article (22) hereof. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares. The Depositary will comply with the reasonable written instructions of the Issuer that the Depositary will not accept for deposit any Shares reasonably identified in such instructions to facilitate the Issuer’s compliance with United States or Brazilian securities laws.
4. LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.
     If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency.

5. WARRANTIES OF DEPOSITORS.
     Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding Shares, (ii) such Shares are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (iii) the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts. If any such representations and warranties are false in any way, the Issuer and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.
6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.
     Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Issuer may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. The Depositary may, and at the reasonable written request of the Issuer shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall, upon the Issuer’s reasonable written request, as promptly as practicable, provide to the Issuer copies of any such written proof or information that it receives, unless that disclosure is prohibited by applicable law. The Issuer may from time to time request Owners to provide information as to the capacity in which such Owners hold Receipts and regarding the identity of any other persons then interested in such Receipts and the nature of such interest. Each Owner agrees to provide any information reasonably requested by the Issuer or the Depositary pursuant to Section 3.1 of the Deposit Agreement. No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Brazil that is then performing the function of the regulation of currency exchange.

7. CHARGES OF DEPOSITARY.
     The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement; provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the American Depositary Shares are listed:
     (i) to any person to whom American Depositary Shares are issued or to any person to whom a distribution is made in respect of American Depositary Share distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash), a fee not in excess of U.S.$5.00 per 100 American Depositary Shares (or fraction thereof) so issued under the terms of the Deposit Agreement to be determined by the Depositary;
     (ii) to any person surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities including, inter alia, cash distributions made pursuant to a cancellation or withdrawal, a fee not in excess of U.S.$5.00 per 100 American Depositary Shares (or fraction thereof) so surrendered;
     (iii) to any Holder of American Depositary Shares, a fee not in excess of U.S.$2.00 per 100 American Depositary Shares held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal;
     (iv) to any Holder of American Depositary Shares, a fee not in excess of U.S.$5.00 per 100 American Depositary Shares (or portion thereof) issued upon the exercise of rights; and
     (v) to any Holder of American Depositary Shares, an annual fee not in excess of U.S.$2.00 per 100 American Depositary Shares for the operation and maintenance costs associated with the administration of such American Depositary Shares (such fee to be assessed against Holders of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions), provided, however, that if the Depositary imposes a fee under this clause (v), then the total of fees assessed under this clause (v), combined with the total of fees assessed under clause (iii) above, shall not exceed U.S.$2.00 per 100 American Depositary Shares in any calendar year.
     In addition, Holders, Beneficial Owners, person depositing Shares for deposit and person surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

     (i) taxes (including applicable interest and penalties) and other governmental charges;
     (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the Foreign Registrar and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;
     (iii) such cable, telex , facsimile and electronic transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of American Depositary Shares;
     (iv) the expenses and charges incurred by the Depositary in the conversion of Foreign Currency;
     (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, American Depositary Shares and Receipts;
     (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable;
     (vii) any additional fees, charges, costs or expenses that may be incurred by the Depositary from time to time.
     Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Issuer upon agreement between the Depositary and the Issuer. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Issuer but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article (20) of this Receipt. The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time. The Depositary shall present its statement for such charges and expenses to the Issuer once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
8. PRE-RELEASE OF RECEIPTS.
     Unless requested in writing by the Issuer to cease doing so, the Depositary may, notwithstanding Section 2.3 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement (“Pre-Release”). The

Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days, notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
     The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
9. TITLE TO RECEIPTS.
     It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.
10. VALIDITY OF RECEIPT.
     This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.
11. REPORTS; INSPECTION OF TRANSFER BOOKS.

     The Issuer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the “Commission”).
     Such reports and communications will be available for inspection on the Commission’s website located at www.sec.gov.
     The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer. The Depositary shall also, upon written request, send to the Owners of Receipts copies of such reports furnished by the Issuer pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.
     The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit Agreement or the Receipts.
12. DIVIDENDS AND DISTRIBUTIONS.
     Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, as promptly as practicable, convert such dividend or distribution into Dollars and shall, as promptly as practicable, distribute the amount thus received (net of the fees and expenses of the Depositary as provided in the Deposit Agreement, if applicable) to the Owners of Receipts entitled thereto, provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.
     Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary shall, as promptly as practicable after consultation with the Issuer, cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Issuer, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash; provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Owners entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such equitable and practicable methods as the Depositary may have adopted; provided, further, that no distribution to Owners pursuant to Section 4.2 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary. To the extent such property, or the net proceeds thereof, is not effectively distributed to Owners as provided herein, the same shall constitute Deposited Securities and each Receipt shall thereafter also represent its proportionate interest in such property or net proceeds..
     If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, if any, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Notwithstanding the foregoing, in the event that the Depositary determines that a distribution in Shares may not be legally made to some or all Owners, the Depositary may sell such Shares and shall remit the net proceeds thereof, if any, after deduction of the Depositary’s fees and expenses as provided in Section 5.9 of the Deposit Agreement, to the Owners entitled thereto as in the case of a distribution in cash.
     In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, after consultation with the Issuer to the extent practical, by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively. The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental authorities or agencies. The Depositary, the Custodian or the Issuer or any of their agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and other distributions in respect of Deposited Securities and to obtain other benefits under any applicable tax treaties for the Owners following the review and approval of such reports by the Issuer and its advisors.
13. CONVERSION OF FOREIGN CURRENCY.
     Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.
     If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
     If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
     If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
14. RIGHTS.
     In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Issuer shall give reasonably adequate notice thereof to the Depositary prior to the proposed distribution stating whether or not it wishes such rights to be made available to Owners of American Depositary Shares. Upon receipt of a notice indicating that the Issuer wishes such rights to be made available to Owners of American Depositary Shares, the Depositary shall consult with the Issuer to determine, and the Issuer shall determine, whether it is lawful and reasonably practicable to make such rights available to the Owners. The Depositary shall make such rights available to Owners only if (i) the Issuer shall have provided reasonably adequate notice under the circumstances that such rights be made available to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable.

     The Depositary shall, after consultation with the Issuer, shall, subject to Brazilian law and the provisions of the Issuer’s by-laws as notified to the Depositary by the Issuer, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its reasonable discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it reasonably determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
     In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.
     If the Depositary has distributed warrants or other instruments for rights to all Owners or to certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.
     If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all Owners or to certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the

Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.
     The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to Owners or are registered under the provisions of the Securities Act. Nothing in the Deposit Agreement shall create any obligation on the part of the Issuer to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such the Securities Act, the Depositary shall not effect such distribution unless it has received (at the Issuer’s expense) (i) an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration and (ii) an opinion of Brazilian counsel (reasonably satisfactory to the Depositary) stating that making the transaction available to Owners and Beneficial Owners does not violate the laws or regulations of Brazil and that all requisite regulatory consents and approvals have been obtained in Brazil.
     The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
15. RECORD DATES.
     Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall, to the extent practicable, be the same date as, or as near as practicable to, the record date (if any) applicable to the Deposited Securities (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b)

on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.
16. VOTING OF DEPOSITED SECURITIES.
     Upon receipt of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, if requested by the Issuer in writing and in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) the Depositary shall, as soon as practicable thereafter and at the Issuer’s expense, unless otherwise agreed in writing between the Issuer and the Depositary, and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Issuer and the Depositary in writing from time to time) or otherwise distribute to, the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the laws of Brazil and of the Estatuto Social, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the second-to-last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated to the Issuer. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, (the “Instruction Date”) the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Issuer with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares. There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.
     Notwithstanding the above, save for applicable provisions of Brazilian law, and in accordance with the terms of Section 5.3 of the Deposit Agreement, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities.
17. CHANGES AFFECTING DEPOSITED SECURITIES.
     In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, if any, the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
18. LIABILITY OF THE ISSUER AND DEPOSITARY.
     Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or shall incur any liability to any Owner or Beneficial Owner for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise, or by reason of any provision of any present or future law or regulation of the United States, Brazil or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Estatuto Social, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Issuer shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit

Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2 or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Issuer nor the Depositary nor any of their respective directors, officers, employees, agents or affiliates assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts, except that each of the Issuer and the Depositary agrees to perform its respective obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. Neither the Issuer nor the Depositary shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages. The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and the Custodian against, and hold each of them harmless from, any loss, liabilities, taxes, costs, claims, judgments, proceedings, actions, demands and any charges or expenses of any kind whatsoever (including, but not limited to, reasonable attorney’s fees and expenses and, in each case, fees and expenses of counsel, in each case, irrevocable value added tax and any similar tax charged or otherwise imposed in respect thereof) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates. Notwithstanding the above, in no event shall the Depositor, the Issuer or any of their respective directors, officers, employees, agents and/or affiliates be liable for any indirect, special, punitive or consequential damages. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.
19. RESIGNATION AND REMOVAL OF THE DEPOSITARY.
     The Depositary may at any time resign as Depositary under the Deposit Agreement written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement and the receipt of any required approvals of the Brazilian National Securities Commission. The Depositary may at any time be removed by the Issuer by 60 days prior written notice of such removal, which shall become effective upon the later to occur of the (i) 60th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement and the receipt of any required approvals of the Brazilian National Securities Commission. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute custodian.
20. AMENDMENT.
     The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary without the consent of Owners and Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
21. TERMINATION OF DEPOSIT AGREEMENT.
     The Depositary shall at any time at the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at least 60 days shall have expired since the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the

Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and with respect to its obligations pursuant to Section 5.8 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.
22. COMPLIANCE WITH U.S. SECURITIES LAWS.
     Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.
23. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.
     The Issuer hereby (i) irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, in the State of New York, as the Issuer’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer agrees to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Issuer further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or the Deposit Agreement remains in force. In the event the Issuer fails to continue such designation and appointment in full force and effect, the Issuer hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Issuer at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.
24. WAIVER OF IMMUNITIES.
     To the extent that the Issuer or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Issuer, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.
25. COMPLIANCE WITH INFORMATION REQUESTS.
     Notwithstanding any other provision of the Deposit Agreement, the Estatuto Social of the Issuer and applicable law, each Owner and Beneficial Owner agrees to (a) provide such information as the Issuer or the Depositary may request pursuant to law (including, without limitation, relevant Brazilian law, any applicable law of the United States, rules and requirements of the BM&F BOVESPA, the Estatuto Social of the Issuer, any resolutions of the Issuer’s board of directors adopted pursuant to such Estatuto Social, the requirements of any markets or exchanges upon which the Shares, American Depositary Shares or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the American Depositary Shares or Receipts may be transferred, and (b) be bound by and subject to applicable provisions of the laws of Brazil, the Estatuto Social of the Issuer and the requirements of any markets or exchanges upon which the American Depositary Shares, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the American Depositary Shares, Receipts or Shares may be transferred, to the same extent as if such Owner and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Owners or Beneficial Owners at the time such request is made. The Depositary agrees to use its reasonable efforts to promptly forward upon the request of the Issuer, and at the Issuer’s expense, any such request from the Issuer to the Owners and to promptly forward to the Issuer any such responses to such requests received by the Depositary.
26. DELIVERY OF INFORMATION TO THE CVM, THE CENTRAL BANK AND THE BM&F BOVESPA.
     The Depositary, the Custodian and the Issuer shall comply with Brazil’s Monetary Council Resolution No. 1,927, dated as of May 18, 1992, in its third article, paragraph three, of the Regulation Annex V, and agree to furnish to the CVM, the Central Bank and the BM&F BOVESPA, whenever required, and within the period that may be determined, information or documents related to the approved Receipts program, the Deposited Securities and distributions thereon. The Depositary and the Custodian are hereby authorized to release such information or documents and any other information as required by local regulation, law or regulatory body request. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or the Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil liabilities as a result of the Issuer having failed to provide such information or documents reasonably available only through the Issuer, the Depositary shall have the right to terminate the Deposit Agreement, upon at least 30 days’ prior written notice to the Owners and the Issuer, and the Depositary shall not be subject to any liability hereunder on account of such termination or such determination. The effect of any such termination of the Deposit Agreement shall be as provided in Section 6.2 of the Deposit Agreement.
27. REPORTING OBLIGATIONS AND REGULATORY APPROVALS.
     Applicable laws and regulations, including those of the Central Bank, the CVM, the BM&F BOVESPA and the Novo Mercado listing segment may require holders and beneficial owners of Shares, including the Owners and Beneficial Owners of American Depositary Shares, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Owners and Beneficial Owners of American Depositary Shares are solely responsible for complying with such reporting requirements and obtaining such approvals. Each Owner and each Beneficial Owner hereby agrees to file such reports and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Issuer or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Owners or Beneficial Owners to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

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